Exhibit 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Applied Digital Solutions, Inc. (formerly, Applied Cellular Technology, Inc.) of our report dated February 24, 1998 relating to the financial statements and financial statement schedule which appear in Applied Digital Solutions, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.


/S/ RUBIN, BROWN, GORNSTEIN & CO. LLP


Rubin, Brown, Gornstein & Co. LLP
St. Louis, Missouri
October 19, 2000